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                                                                     EXHIBIT 5.1

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111

                                                             617-542-6000
                                                             617 542 2241 fax

                               October 16, 2001

Paradigm Genetics, Inc.
104 Alexandria Drive
Research Triangle Park, North Carolina 27709

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Prospectus Supplement, dated the date hereof, to a Registration Statement on Form S-3, Registration No. 333-70534 (collectively, the "Registration Statement") being filed by Paradigm Genetics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 5,097,727 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"). The Shares are to be sold to a group of institutional investors (the "Investors") pursuant to a Placement Agency Agreement by and between the Company and J.P. Morgan Securities Inc., dated as of October 16, 2001. The form of such Placement Agency Agreement will be filed as an exhibit to a Current Report on Form 8-K (the "8-K"). The Shares are being sold by the Company.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Placement Agency Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

     Our opinion is limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of

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this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus Supplement under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.


                       Very truly yours,

                       /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                       --------------------------------------------------------
                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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